UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 24, 2017

PennantPark Floating Rate Capital Ltd.
(Exact Name of Registrant as Specified in Charter)

Maryland	814-00891	27-3794690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

590 Madison Avenue, 15th Floor, New York, NY 10022
(Address of Principal Executive Offices) (Zip Code)

212-905-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [    ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Item 2.02. Results of Operations and Financial Condition.

Set forth below are certain preliminary estimates of our financial condition for the quarter ended September 30, 2017. These estimates are subject to the completion of our financial closing procedures and are not a comprehensive statement of our financial results for the year ended September 30, 2017. We advise you that our actual results may differ materially from these estimates as a result of the completion of our financial closing procedures, final adjustments and other developments arising between now and the time that our financial results for the year ended September 30, 2017 are finalized.

Net investment income is estimated to have totaled between $0.30 and $0.33 per share for the quarter ended September 30, 2017. This includes amounts received in a litigation settlement related to a former portfolio company which was acquired as a result of an August 2015 merger with MCG Capital Corporation of $0.07 per share net of incentive fee payable on such amounts.

Net asset value as of September 30, 2017 is estimated to be between $14.08 and $14.11 per share.

As of September 30, 2017, we had borrowed $253.8 million under our $375 million Credit Facility.

Our and PennantPark Senior Secured Loan Fund I LLC’s total investments at fair value are estimated to have increased by approximately $12 million and $29 million, respectively, during the three months ended September 30, 2017, after giving effect to purchases, sales, repayments and net change in unrealized appreciation.

The preliminary financial data included herein have been prepared by, and is the responsibility of, management. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto.

Based on our historic activity levels and current pipeline, we anticipate an active fourth calendar quarter of origination activity.

In the near term, we intend to organize a series of debt investor meetings outside of the United States.  A debt transaction may follow, subject to market conditions. We cannot assure you as to when a transaction would occur, if at all.

Item 7.01. Regulation FD Disclosure.

On October 24, 2017, PennantPark Floating Rate Capital Ltd. issued a press release announcing its plans for a public offering.  A copy of the press release is furnished as Exhibit 99.1 to this report pursuant to Item 7.01 and Regulation FD.

The information in this report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of such section. The information in this report on Form 8-K shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Act, or under the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This report on Form 8-K, including Exhibit 99.1 furnished herewith, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)(B) of the Exchange Act the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports PennantPark Floating Rate Capital Ltd. files under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. PennantPark Floating Rate Capital Ltd. undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements:
     None
(b) Pro forma financial information:
     None
(c) Shell company transactions:
     None
(d) Exhibits
     99.1   Press Release of PennantPark Floating Rate Capital Ltd. October 24, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PennantPark Floating Rate Capital Ltd.

Date: October 24, 2017	By:	/s/ Aviv Efrat
Aviv Efrat
Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of PennantPark Floating Rate Capital Ltd. dated October 24, 2017